- ----------------------------------------------------------------------------


                                   ALZA CORPORATION

                         Liquid Yield Option -TM- Notes due 2014
                              (Zero Coupon -- Subordinated)





                                ---------------------

                                      INDENTURE

                               Dated as of June 1, 1994

                                ---------------------





                            The Chase Manhattan Bank, N.A.
                                       Trustee





- ----------------------------------------------------------------------------

                 -TM-Trademark of Merrill Lynch & Co., Inc.



                           CROSS-REFERENCE TABLE*

  TIA                                                               Indenture
Section                                                               Section
- -------                                                              --------
310(a)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.10
   (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.10
   (a)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
   (a)(4)   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
   (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.8; 7.10
   (c)      . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
311(a)      . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.11
   (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.11
   (c)      . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
312(a)      . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.5
   (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12.3
   (c)      . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12.3
313(a)      . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.6
   (b)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
   (b)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.6
   (c)      . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12.2
   (d)      . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.6
314(a)      . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.2; 12.2
   (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
   (c)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12.4
   (c)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12.4
   (c)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
   (d)      . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
   (e)      . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12.5
   (f)      . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.3
315(a)      . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.1
   (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.5; 12.2
   (c)      . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.1
   (d)      . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.1
   (e)      . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.11
316(a)(last sentence) . . . . . . . . . . . . . . . . . . . . . . .     12.6
                                                                         2.8
   (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.5
   (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.4
   (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
   (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.7
317(a)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.8
   (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.9
   (b)      . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.4
318(a)      . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12.1

                         N.A. means Not Applicable.

- ---------------------
* NOTE: THIS CROSS REFERENCE TABLE SHALL NOT, FOR ANY PURPOSE, BE DEEMED TO BE PART OF THE INDENTURE.


                                                                           PAGE
                                                                           ----
                                      TABLE OF CONTENTS*

                                           ARTICLE 1

                             DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.    Definitions . . . . . . . . . . . . . . . . . . . . . . .     1
SECTION 1.2.    Other Definitions . . . . . . . . . . . . . . . . . . . .     5
SECTION 1.3.    Incorporation by Reference of Trust
                Indenture Act . . . . . . . . . . . . . . . . . . . . . .     5
SECTION 1.4.    Rules of Construction . . . . . . . . . . . . . . . . . .     6


                                           ARTICLE 2

                                        THE SECURITIES

SECTION 2.1.    Form and Dating . . . . . . . . . . . . . . . . . . . . .     6
SECTION 2.2.    Execution and Authentication  . . . . . . . . . . . . . .     6
SECTION 2.3.    Registrar, Paying Agent and
                Conversion Agent  . . . . . . . . . . . . . . . . . . . .     7
SECTION 2.4.    Paying Agent To Hold Money and Securities
                in Trust  . . . . . . . . . . . . . . . . . . . . . . . .     8
SECTION 2.5.    Securityholder Lists  . . . . . . . . . . . . . . . . . .     8
SECTION 2.6.    Transfer and Exchange . . . . . . . . . . . . . . . . . .     8
SECTION 2.7.    Replacement Securities  . . . . . . . . . . . . . . . . .     9
SECTION 2.8.    Outstanding Securities; Determinations
                of Holders' Action  . . . . . . . . . . . . . . . . . . .    10
SECTION 2.9.    Temporary Securities  . . . . . . . . . . . . . . . . . .    11
SECTION 2.10.   Cancellation  . . . . . . . . . . . . . . . . . . . . . .    12



                                           ARTICLE 3

                                     REDEMPTION AND PURCHASES

SECTION 3.1.    Right to Redeem; Notices to Trustee . . . . . . . . . . .    12
SECTION 3.2.    Selection of Securities to Be Redeemed  . . . . . . . . .    12
SECTION 3.3.    Notice of Redemption  . . . . . . . . . . . . . . . . . .    13
SECTION 3.4.    Effect of Notice of Redemption  . . . . . . . . . . . . .    14
SECTION 3.5.    Deposit of Redemption Price . . . . . . . . . . . . . . .    14
SECTION 3.6.    Securities Redeemed in Part . . . . . . . . . . . . . . .    15
SECTION 3.7.    Conversion Arrangement on Call for
                Redemption  . . . . . . . . . . . . . . . . . . . . . . .    15
SECTION 3.8.    Purchase of Securities at the Option
                of the Holder . . . . . . . . . . . . . . . . . . . . . .    16

- ---------------------
* Note:   This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.


                                                                           PAGE
                                                                           ----
SECTION 3.9.    Purchase of Securities at Option of
                the Holder Upon Change in Control . . . . . . . . . . . .    23
SECTION 3.10.   Effect of Purchase Notice or Change
                in Control Purchase Notice  . . . . . . . . . . . . . . .    27
SECTION 3.11.   Deposit of Purchase Price or Change
                in Control Purchase Price . . . . . . . . . . . . . . . .    28
SECTION 3.12.   Securities Purchased in Part  . . . . . . . . . . . . . .    28
SECTION 3.13.   Covenant to Comply With Securities Laws
                Upon Purchase of Securities . . . . . . . . . . . . . . .    28
SECTION 3.14.   Repayment to the Company  . . . . . . . . . . . . . . . .    29


                                           ARTICLE 4

                                           COVENANTS

SECTION 4.1.    Payment of Securities . . . . . . . . . . . . . . . . . .    29
SECTION 4.2.    SEC Reports . . . . . . . . . . . . . . . . . . . . . . .    29
SECTION 4.3.    Compliance Certificate;
                Notice of Defaults. . . . . . . . . . . . . . . . . . . .    30
SECTION 4.4.    Further Instruments and Acts  . . . . . . . . . . . . . .    30
SECTION 4.5.    Maintenance of Office or Agency . . . . . . . . . . . . .    30


                                           ARTICLE 5

                                     SUCCESSOR CORPORATION

SECTION 5.1.    When Company May Merge
                or Transfer Assets  . . . . . . . . . . . . . . . . . . .    31


                                           ARTICLE 6

                                      DEFAULTS AND REMEDIES

SECTION 6.1.    Events of Default . . . . . . . . . . . . . . . . . . . .    32
SECTION 6.2.    Acceleration  . . . . . . . . . . . . . . . . . . . . . .    34
SECTION 6.3.    Other Remedies  . . . . . . . . . . . . . . . . . . . . .    35
SECTION 6.4.    Waiver of Past Defaults . . . . . . . . . . . . . . . . .    35
SECTION 6.5.    Control by Majority . . . . . . . . . . . . . . . . . . .    35
SECTION 6.6.    Limitation on Suits . . . . . . . . . . . . . . . . . . .    36
SECTION 6.7.    Rights of Holders to Receive Payment  . . . . . . . . . .    36
SECTION 6.8.    Collection Suit by Trustee  . . . . . . . . . . . . . . .    37
SECTION 6.9.    Trustee May File Proofs of Claim  . . . . . . . . . . . .    37
SECTION 6.10.   Priorities  . . . . . . . . . . . . . . . . . . . . . . .    38
SECTION 6.11.   Undertaking for Costs . . . . . . . . . . . . . . . . . .    38
SECTION 6.12.   Waiver of Stay, Extension or Usury Laws . . . . . . . . .    38



                                      ii

                                                                           PAGE
                                                                           ----

                                           ARTICLE 7

                                            TRUSTEE

SECTION 7.1.    Duties of Trustee . . . . . . . . . . . . . . . . . . . .    39
SECTION 7.2.    Rights of Trustee . . . . . . . . . . . . . . . . . . . .    40
SECTION 7.3.    Individual Rights of Trustee  . . . . . . . . . . . . . .    41
SECTION 7.4.    Trustee's Disclaimer  . . . . . . . . . . . . . . . . . .    41
SECTION 7.5.    Notice of Defaults  . . . . . . . . . . . . . . . . . . .    41
SECTION 7.6.    Reports by Trustee to Holders . . . . . . . . . . . . . .    41
SECTION 7.7.    Compensation and Indemnity  . . . . . . . . . . . . . . .    42
SECTION 7.8.    Replacement of Trustee  . . . . . . . . . . . . . . . . .    42
SECTION 7.9.    Successor Trustee by Merger . . . . . . . . . . . . . . .    43
SECTION 7.10.   Eligibility; Disqualification . . . . . . . . . . . . . .    44
SECTION 7.11.   Preferential Collection of Claims
                Against Company . . . . . . . . . . . . . . . . . . . . .    44


                                           ARTICLE 8

                                    DISCHARGE OF INDENTURE

SECTION 8.1.    Discharge of Liability on Securities  . . . . . . . . . .    44
SECTION 8.2.    Repayment to the Company  . . . . . . . . . . . . . . . .    44


                                           ARTICLE 9

                                          AMENDMENTS

SECTION 9.1.    Without Consent of Holders  . . . . . . . . . . . . . . .    45
SECTION 9.2.    With Consent of Holders . . . . . . . . . . . . . . . . .    45
SECTION 9.3.    Compliance with Trust Indenture Act . . . . . . . . . . .    47
SECTION 9.4.    Revocation and Effect of Consents,
                Waivers and Actions . . . . . . . . . . . . . . . . . . .    47
SECTION 9.5.    Notation on or Exchange of Securities . . . . . . . . . .    47
SECTION 9.6.    Trustee to Sign Supplemental Indentures . . . . . . . . .    47
SECTION 9.7.    Effect of Supplemental Indentures . . . . . . . . . . . .    48


                                           ARTICLE 10

                                          SUBORDINATION

SECTION 10.1.   Securities Subordinate to Senior
                Indebtedness  . . . . . . . . . . . . . . . . . . . . . .    48
SECTION 10.2.   Payment Over of Proceeds Upon
                Dissolution, Etc. . . . . . . . . . . . . . . . . . . . .    48


                                      iii



                                                                           PAGE
                                                                           ----

SECTION 10.3.   Prior Payment of Senior Indebtedness
                Upon Acceleration of Securities . . . . . . . . . . . . .    49
SECTION 10.4.   No Payment When Senior Indebtedness
                in Default  . . . . . . . . . . . . . . . . . . . . . . .    50
SECTION 10.5.   Payment Permitted If No Default . . . . . . . . . . . . .    51
SECTION 10.6.   Subrogation to Rights of Holders of
                Senior Indebtedness . . . . . . . . . . . . . . . . . . .    51
SECTION 10.7.   Provisions Solely to Define Relative
                Rights  . . . . . . . . . . . . . . . . . . . . . . . . .    51
SECTION 10.8.   Trustee to Effectuate Subordination . . . . . . . . . . .    52
SECTION 10.9.   No Waiver of Subordination Provisions . . . . . . . . . .    52
SECTION 10.10.  Notice to Trustee . . . . . . . . . . . . . . . . . . . .    53
SECTION 10.11.  Reliance on Judicial Order or Certificate
                of Liquidating Agent  . . . . . . . . . . . . . . . . . .    53
SECTION 10.12.  Trustee Not Fiduciary for Holders of
                Senior Indebtedness . . . . . . . . . . . . . . . . . . .    54
SECTION 10.13.  Rights of Trustee as Holder of Senior
                Indebtedness; Preservation of
                Trustee's Rights  . . . . . . . . . . . . . . . . . . . .    54
SECTION 10.14.  Article Applicable to Paying Agents . . . . . . . . . . .    54
SECTION 10.15.  Certain Conversions Deemed Payment  . . . . . . . . . . .    54


                                           ARTICLE 11

                                           CONVERSION

SECTION 11.1.   Conversion Privilege  . . . . . . . . . . . . . . . . . .    55
SECTION 11.2.   Conversion Procedure  . . . . . . . . . . . . . . . . . .    57
SECTION 11.3.   Fractional Shares . . . . . . . . . . . . . . . . . . . .    58
SECTION 11.4.   Taxes on Conversion . . . . . . . . . . . . . . . . . . .    58
SECTION 11.5.   Company to Provide Stock  . . . . . . . . . . . . . . . .    59
SECTION 11.6.   Adjustment for Change in Capital Stock  . . . . . . . . .    59
SECTION 11.7.   Adjustment for Rights Issue . . . . . . . . . . . . . . .    60
SECTION 11.8.   Adjustment for Other Distributions  . . . . . . . . . . .    61
SECTION 11.9.   When Adjustment May Be Deferred . . . . . . . . . . . . .    64
SECTION 11.10.  When No Adjustment Required . . . . . . . . . . . . . . .    64
SECTION 11.11.  Notice of Adjustment  . . . . . . . . . . . . . . . . . .    64
SECTION 11.12.  Voluntary Increase  . . . . . . . . . . . . . . . . . . .    65
SECTION 11.13.  Notice of Certain Transactions  . . . . . . . . . . . . .    65
SECTION 11.14.  Reorganization of Company;
                Special Distributions . . . . . . . . . . . . . . . . . .    65
SECTION 11.15.  Company Determination Final . . . . . . . . . . . . . . .    66
SECTION 11.16.  Trustee's Adjustment Disclaimer . . . . . . . . . . . . .    66
SECTION 11.17.  Simultaneous Adjustments  . . . . . . . . . . . . . . . .    67
SECTION 11.18.  Successive Adjustments  . . . . . . . . . . . . . . . . .    67


                                      iv



                                                                          PAGE
                                                                          ----
                                           ARTICLE 12

                                          MISCELLANEOUS

SECTION 12.1.   Trust Indenture Act Controls  . . . . . . . . . . . . . .    67
SECTION 12.2.   Notices . . . . . . . . . . . . . . . . . . . . . . . . .    67
SECTION 12.3.   Communication by Holders with Other
                Holders . . . . . . . . . . . . . . . . . . . . . . . . .    68
SECTION 12.4.   Certificate and Opinion as to Conditions
                Precedent . . . . . . . . . . . . . . . . . . . . . . . .    68
SECTION 12.5.   Statements Required in Certificate
                or Opinion  . . . . . . . . . . . . . . . . . . . . . . .    68
SECTION 12.6.   Separability Clause . . . . . . . . . . . . . . . . . . .    69
SECTION 12.7.   Rules By Trustee, Paying Agent,
                Conversion Agent and Registrar  . . . . . . . . . . . . .    69
SECTION 12.8.   Legal Holidays  . . . . . . . . . . . . . . . . . . . . .    69
SECTION 12.9.   GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . .    69
SECTION 12.10.  No Recourse Against Others  . . . . . . . . . . . . . . .    69
SECTION 12.11.  Successors  . . . . . . . . . . . . . . . . . . . . . . .    69
SECTION 12.12.  Multiple Originals  . . . . . . . . . . . . . . . . . . .    70

EXHIBIT A FORM OF SECURITY
                                                                            A-1

                                      v

               INDENTURE, dated as of June 1, 1994, between ALZA
          CORPORATION, a Delaware corporation ("COMPANY"), and The Chase Manhattan Bank, N.A., a national banking association incorporated and existing under the laws of The United States of America, as trustee (the "TRUSTEE").

               Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Liquid Yield Option -TM- Notes due 2014 (Zero Coupon -- Subordinated) (the "SECURITIES"):


                                      ARTICLE 1

                      DEFINITIONS AND INCORPORATION BY REFERENCE

               SECTION 1.1.   DEFINITIONS.

               "AFFILIATE" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "CONTROL", when used with respect to any specified person, means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

               "BOARD OF DIRECTORS" or "BOARD" means, with respect to any matter, either the board of directors of the Company or any committee of such board duly authorized, with respect to such matter, to exercise the powers of such board.

               "BUSINESS DAY" means each day of the year on which banking institutions in The City of New York are not required or authorized to close.

               "CAPITAL STOCK" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) capital stock issued by that corporation.

               "CASH" or "CASH" means such coin or currency of The United States of America as at any time of payment is legal tender for the payment of public and private debts.


           --------------------
            -TM-Trademark of Merrill Lynch & Co., Inc.

               "COMMON STOCK" means the Common Stock, par value $.01 per share, of the Company as it exists on the date of this Indenture or any other shares of capital stock of the Company into which such common stock shall be reclassified or changed.

               "COMPANY" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

               "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by either of its Co-Chairmen of the Board, its President or any Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

               "CONSOLIDATED SUBSIDIARY" means, at any date, any Subsidiary the accounts of which are consolidated with those of the Company as of such date for public financial reporting purposes.

               "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default.

               "HOLDER" or "SECURITYHOLDER" means a person in whose name a Security is registered on the Registrar's books.

               "INDENTURE" means this Indenture as amended or supplemented from time to time in accordance with the terms hereof.

               "ISSUE DATE" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

               "ISSUE PRICE" of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is sold as set forth on the face of the Security.

               "OFFICER" means either Co-Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or Assistant Secretary of the Company.

               "OFFICERS' CERTIFICATE" means a written certificate containing the information specified in Sections 12.4 and 12.5, signed in the name of the Company by either Co-Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

               "OPINION OF COUNSEL" means a written opinion containing the information specified in Sections 12.4 and 12.5, if applicable, rendered by legal counsel who may be an employee of, or counsel to, the Company.

               "ORIGINAL ISSUE DISCOUNT" of any Security means the difference between the Issue Price and the Principal Amount of the Security as set forth on the face of the Security.

               "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

               "PRINCIPAL" or "PRINCIPAL AMOUNT" of a Security means the principal amount due at the Stated Maturity of the Security as set forth on the face of the Security.

               "REDEMPTION DATE" or "REDEMPTION DATE" shall mean the date specified for redemption of any of the Securities in accordance with the terms of the Securities and this Indenture.

               "REDEMPTION PRICE" or "REDEMPTION PRICE" shall have the meaning set forth in paragraph 5 of the Securities.

               "SEC" means the Securities and Exchange Commission.

               "SECURITIES" means any of the Company's Liquid Yield Option -TM-Notes due 2014 (Zero Coupon -- Subordinated), as amended or supplemented from time to time in accordance with the terms hereof, issued under this Indenture.

               "SECURITYHOLDER" or "HOLDER" means a person in whose name a Security is registered on the Registrar's books.

               "SENIOR INDEBTEDNESS" means the principal of (and premium, if any) and unpaid interest on all present and future (i) indebtedness of the Company for borrowed money, (ii) obligations of the Company evidenced by bonds, debentures, notes or similar instruments, (iii) indebtedness incurred, assumed or guaranteed by the Company in connection with the acquisition by it or a Subsidiary of any business, properties or assets (except purchase-money indebtedness classified as accounts payable under generally accepted accounting principles), (iv) obligations of the Company as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which the Company is a party, (v) reimbursement obligations of the Company in respect of letters of credit relating to indebtedness or other obligations of the Company that qualify as indebtedness or obligations of the kind referred to in clauses (i) through (iv) above, and (vi) obligations of the Company under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above, in each case unless in the instrument creating or evidencing the indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not superior in right of payment to the Securities.

               "SENIOR INDEBTEDNESS DEFAULT" means the happening of an event of default with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding which, if occurring prior to the stated maturity of such Senior Indebtedness, permits any holder thereof thereupon to accelerate the maturity thereof.

               "STATED MATURITY" when used with respect to any Security, means the date specified in such Security as the fixed date on which the Principal of such Security is due and payable.

               "SUBSIDIARY" means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company or (ii) a partnership in which the Company or a Subsidiary of the Company is at the date of determination, a general partner of such partnership, or (iii) any other person (other than a corporation or a partnership) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

               "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, except as provided in Section 9.3.

               "TRADING DAY" means each day on which the securities exchange or quotation system which is used to determine the Sale Price is open for trading or quotation.

               "TRUST OFFICER" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

               "TRUSTEE" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

               SECTION 1.2.   OTHER DEFINITIONS.

                                                                 DEFINED IN
                         TERM                                      SECTION
                         ----                                    ----------

          "ASSOCIATE" . . . . . . . . . . . . . . . . . . . . . . .  3.9(a)
          "AVERAGE SALE PRICE"  . . . . . . . . . . . . . . . . . .    11.1
          "BANKRUPTCY LAW"  . . . . . . . . . . . . . . . . . . . .     6.1
          "BENEFICIAL OWNER"  . . . . . . . . . . . . . . . . . . .  3.9(a)
          "CHANGE IN CONTROL" . . . . . . . . . . . . . . . . . . .  3.9(a)
          "CHANGE IN CONTROL PURCHASE DATE" . . . . . . . . . . . .  3.9(a)
          "CHANGE IN CONTROL PURCHASE NOTICE" . . . . . . . . . . .  3.9(c)
          "CHANGE IN CONTROL PURCHASE PRICE"  . . . . . . . . . . .  3.9(a)
          "COMPANY NOTICE DATE" . . . . . . . . . . . . . . . . . .  3.8(c)
          "CONVERSION AGENT"  . . . . . . . . . . . . . . . . . . .     2.3
          "CONVERSION DATE" . . . . . . . . . . . . . . . . . . . .    11.2
          "CONVERSION RATE" . . . . . . . . . . . . . . . . . . . .    11.1
          "CUSTODIAN" . . . . . . . . . . . . . . . . . . . . . . .     6.1
          "EVENT OF DEFAULT"  . . . . . . . . . . . . . . . . . . .     6.1
          "EXCHANGE ACT"  . . . . . . . . . . . . . . . . . . . . .  3.8(c)
          "EX-DIVIDEND TIME"  . . . . . . . . . . . . . . . . . . .    11.1
          "EXTRAORDINARY CASH DIVIDEND" . . . . . . . . . . . . . .    11.8
          "LEGAL HOLIDAY" . . . . . . . . . . . . . . . . . . . . .    12.8
          "MARKET PRICE"  . . . . . . . . . . . . . . . . . . . . .  3.8(e)
          "NOTICE OF DEFAULT" . . . . . . . . . . . . . . . . . . .     6.1
          "OVER-ALLOTMENT OPTION" . . . . . . . . . . . . . . . . .     2.2
          "PAYING AGENT"  . . . . . . . . . . . . . . . . . . . . .     2.3
          "PURCHASE DATE" . . . . . . . . . . . . . . . . . . . . .  3.8(a)
          "PURCHASE NOTICE" . . . . . . . . . . . . . . . . . . . .  3.8(a)
          "PURCHASE PRICE"  . . . . . . . . . . . . . . . . . . . .  3.8(a)
          "REGISTRAR" . . . . . . . . . . . . . . . . . . . . . . .     2.3
          "RULE 13E-4"  . . . . . . . . . . . . . . . . . . . . . .  3.8(c)
          "SALE PRICE"  . . . . . . . . . . . . . . . . . . . . . .  3.8(d)
          "SECURITIES ACT"  . . . . . . . . . . . . . . . . . . . .  3.8(d)
          "TIME OF DETERMINATION" . . . . . . . . . . . . . . . . .    11.1
          "VOTING STOCK"  . . . . . . . . . . . . . . . . . . . . .     3.9

               SECTION 1.3. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

               "COMMISSION" means the SEC.

               "INDENTURE SECURITIES" means the Securities.

               "INDENTURE SECURITY HOLDER" means a Securityholder.

               "INDENTURE TO BE QUALIFIED" means this Indenture.

               "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the
          Trustee.

               "OBLIGOR" on the indenture securities means the Company.

               All other TIA terms used in this Indenture that are defined by the TIA or defined by TIA reference to another statute or regulation have the meanings assigned to them by such definitions.

               SECTION 1.4. RULES OF CONSTRUCTION. Unless the context otherwise requires:

                    (1)  a term has the meaning assigned to it;

                    (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time in The United States of America;

                    (3)  "or" is not exclusive;

                    (4)  "including" means including, without limitation;
               and

                    (5) words in the singular include the plural, and words in the plural include the singular.


                                      ARTICLE 2

                                    THE SECURITIES

               SECTION 2.1. FORM AND DATING. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company and the Trustee). Each Security shall be dated the date of its authentication.

               SECTION 2.2. EXECUTION AND AUTHENTICATION. The Securities shall be executed by the Company by either of its Co-Chairmen of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

               Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the

          Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the Issue Date of such Securities.

               No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

               The Trustee shall authenticate and make available for delivery Securities for original issue in an aggregate Principal Amount of up to $___,000,000 upon a Company Order without any further action by the Company; PROVIDED, HOWEVER, that in the event that the Company sells any Securities pursuant to the over-allotment option (the "OVER-ALLOTMENT OPTION") granted pursuant to Section 2 of the Purchase Agreement, dated _______________, 1994, between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, then the Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount of up to $___,000,000 plus up to $___,___,000 aggregate Principal Amount of Securities sold pursuant to the Over-allotment Option upon a Company Order without any further action by the Company. The aggregate Principal Amount of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, subject to the proviso set forth therein, except as provided in Section 2.7.

               SECTION 2.3. REGISTRAR, PAYING AGENT AND CONVERSION AGENT. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("PAYING AGENT") and an office or agency where Securities may be presented for conversion ("CONVERSION AGENT"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent. The term Conversion Agent includes any additional conversion agent.

               The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (with the consent of the Trustee) other than the Trustee. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee and the Holders of the name and address of any such agent and of any change in the office or agency referred to in
          Section 4.5. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

               The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

               SECTION 2.4. PAYING AGENT TO HOLD MONEY AND SECURITIES IN TRUST. Except as otherwise provided herein, prior to or on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money or, if permitted by the terms hereof, securities sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and securities held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and securities so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and securities held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and securities held by it to the Trustee and to account for any money and securities disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money and securities.

               SECTION 2.5. SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee (i) at least semiannually on January 1 and July 1 a list of the names and addresses of Securityholders dated within 15 days of the date on which the list is furnished and (ii) at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders.

               SECTION 2.6. TRANSFER AND EXCHANGE. Upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to
          Section 2.3 or at the office or agency referred to in Section 4.5, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate Principal Amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange (other than any exchange of a temporary Security for a definitive Security not involving any change in ownership).

               At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate Principal Amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

               The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of (a) Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed), (b) any Securities in respect of which a Purchase Notice or a Change in Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or (c) any Securities for a period of 15 days before a selection of Securities to be redeemed.

               SECTION 2.7. REPLACEMENT SECURITIES. If (a) any mutilated Security is surrendered to the Company or the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and

          Principal Amount, bearing a number not contemporaneously outstanding.

               In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

               Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

               Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

               The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

               SECTION 2.8. OUTSTANDING SECURITIES; DETERMINATIONS OF HOLDERS' ACTION. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, mutilated, destroyed, lost or stolen Securities for which the Trustee has authenticated and made available for delivery a new Security in lieu therefor pursuant to Section 2.7 and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; PROVIDED, HOWEVER, that in determining whether the Holders of the requisite Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination

          (including, without limitation, determinations pursuant to Articles 6 and 9).

               If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a BONA FIDE purchaser.

               If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Purchase Date or a Change in Control Purchase Date, or on Stated Maturity, money or, if permitted by the terms hereof, securities sufficient to pay the Securities payable on that date, then on and after that date such Securities shall cease to be outstanding and Original Issue Discount and interest, if any, on such Securities shall cease to accrue and all other rights of the Holder shall terminate (other than the right to receive the applicable Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, upon delivery of the Security in accordance with the terms of this Indenture); PROVIDED, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

               If a Security is converted in accordance with Article 11, then from and after the Conversion Date such Security shall cease to be outstanding and Original Issue Discount and interest, if any, shall cease to accrue on such Security.

               SECTION 2.9. TEMPORARY SECURITIES. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

               If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3 or 4.5, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive

          Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

               SECTION 2.10. CANCELLATION. All Securities surrendered for payment, redemption or purchase by the Company pursuant to
          Article 3, conversion pursuant to Article 11, registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 11. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its normal procedures and evidence of such disposition shall be delivered to the Company unless the Company directs by Company Order that the Trustee deliver cancelled Securities to the Company.

                                      ARTICLE 3

                               REDEMPTION AND PURCHASES

               SECTION 3.1. RIGHT TO REDEEM; NOTICES TO TRUSTEE. The Company, at its option, may redeem the Securities for cash in accordance with the provisions set forth in paragraphs 5 and 7 of the Securities. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount of Securities to be redeemed and the Redemption Price.

               The Company shall give the notice to the Trustee provided for in this Section 3.1 at least 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than ten days after the date of notice to the Trustee.

               SECTION 3.2. SELECTION OF SECURITIES TO BE REDEEMED. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed PRO RATA or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection at least 35 but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the Principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in Principal Amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly, but not less than 35 days before the Redemption Date, of the Securities or portions of Securities to be redeemed.

               If any Security selected for partial redemption is thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be), solely for purposes of determining the aggregate Principal Amount of Securities to be redeemed by the Company, to be the portion selected for redemption. Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this Section 3.2 shall affect the right of any Holder to convert any Security pursuant to Article 11 before the termination of the conversion right with respect thereto.

               SECTION 3.3. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed in the manner provided in Section 12.2.

               The notice shall identify the Securities to be redeemed and shall state:

                    (1)  the Redemption Date;

                    (2)  the Redemption Price;

                    (3)  the Conversion Rate;

                    (4) the name and address of the Paying Agent and Conversion Agent and of the office or agency referred to in
               Section 4.5;

                    (5) that Securities called for redemption may be converted at any time before the close of business on the Redemption Date;

                    (6) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 9 of the Securities;

                    (7) that Securities called for redemption must be surrendered to the Paying Agent or at the office or agency referred to in Section 4.5 to collect the Redemption Price;

                    (8)  the CUSIP number of the Securities;

                    (9) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and Principal Amounts of the particular Securities to be redeemed; and

                    (10) that, unless the Company defaults in payment of
               the Redemption Price, Original Issue Discount on Securities called for redemption and interest, if any, will cease to accrue on and after the Redemption Date.

               At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

               SECTION 3.4. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date stated in the notice and at the Redemption Price therefor except for Securities that are converted in accordance with the terms of this Indenture. Upon the later of the Redemption Date and the date such Securities are surrendered to the Paying Agent or at the office or agency referred to in Section 4.5, such Securities called for redemption shall be paid at the Redemption Price therefor.

               SECTION 3.5. DEPOSIT OF REDEMPTION PRICE. Prior to or on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which prior thereto have been delivered by the Company to the Trustee for cancellation. The Paying Agent shall as promptly as practicable return to the Company any money, with interest, if any, thereon (subject to the provisions of Section 7.1(f)), not required for that purpose because of conversion of Securities pursuant to
          Article 11. If such money is then held by the Company or a Subsidiary or an Affiliate of the Company in trust and is not required for such purpose it shall be discharged from such trust.

               SECTION 3.6. SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount to the unredeemed portion of the Security surrendered.

               SECTION 3.7. CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION. In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase all or a portion of such Securities by paying to the Trustee in trust for the Securityholders whose Securities are to be so purchased, on or before the close of business on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for redemption of such Securities is not less than the Redemption Price, together with interest, if any, accrued to the Redemption Date, of such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities, including all accrued interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers but no such agreement shall relieve the Company of its obligation to pay such Redemption Price and interest, if any. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article
          11) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

               SECTION 3.8.   PURCHASE OF SECURITIES AT THE OPTION OF THE
          HOLDER.

               (a) GENERAL. Securities shall be purchased by the Company pursuant to paragraph 6 of the Securities as of June __, 1999, June __, 2004 and June __, 2009 (each, a "PURCHASE DATE"), at the purchase price specified therein (each, a "PURCHASE PRICE"), at the option of the Holder thereof, upon:

                    (1) delivery to the Paying Agent or to the office or agency referred to in Section 4.5 by the Holder of a written notice of purchase (a "PURCHASE NOTICE") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on such Purchase Date stating:

                         (A) the certificate number of the Security that the Holder will deliver to be purchased;

                         (B) the portion of the Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof;

                         (C) that such Security shall be purchased on the Purchase Date pursuant to the terms and conditions specified in this Indenture and in paragraph 6 of the Securities; and

                         (D)  whether, if the Company elects pursuant to
                    Section 3.8(b) to pay the Purchase Price on such Purchase Date, in whole or in part, in shares of Common Stock, but such portion of the Purchase Price to be paid in Common Stock is ultimately to be paid in cash because any condition in Section 3.8(d) is not satisfied, such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Securities to which it relates (stating the Principal Amount and certificate numbers of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the Purchase Price for all Securities subject to such Purchase Notice; and

                    (2) delivery of such Security, by hand or by registered mail prior to, on or after the Purchase Date (together with all necessary endorsements) to the Paying Agent at the offices of the Paying Agent or to the office or agency referred to in Section 4.5, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; PROVIDED, HOWEVER, that such Purchase Price shall be so paid pursuant to this Section 3.8 only if the Security so delivered conforms in all respects to the description thereof in the related Purchase Notice.

               If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.10, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 3.8(a)(1), such Holder shall be deemed to have elected to receive cash in respect of the Purchase Price otherwise payable in Common Stock.

               The Company shall purchase from the Holder thereof, pursuant to this Section 3.8, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

               Any purchase by the Company contemplated pursuant to the provisions hereof shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Security.

               Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent or the office or agency referred to in Section 4.5 the Purchase Notice contemplated by this
          Section 3.8(a) shall have the right to withdraw at any time prior to the close of business on the Purchase Date such Purchase Notice by delivery of a written notice of withdrawal to the Paying Agent or such office or agency in accordance with Section 3.10.

               The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

               (b) COMPANY'S RIGHT TO ELECT MANNER OF PAYMENT OF PURCHASE PRICE. The Securities to be purchased pursuant to Section 3.8(a) may be paid for, at the election of the Company, in cash or Common Stock, or in any combination of cash and Common Stock, subject to the conditions set forth in this Section 3.8. The Company shall designate, in the notice from the Company delivered pursuant to Section 3.8(e), whether the Company will purchase the Securities for cash or Common Stock, and, if a combination thereof, the percentages of the Purchase Price of Securities in respect of which it will pay in cash or Common Stock; PROVIDED that the Company will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Section 3.8 shall receive the same percentage of cash or Common Stock in payment of the Purchase Price for such Securities, except (i) as provided in
          Section 3.8(d) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given notice thereof to Securityholders except pursuant to this Section 3.8(b) or Section 3.8(d).



               At least five Business Days before the Company Notice Date (as defined below), the Company shall deliver an Officers' Certificate to the Trustee specifying:

                    (i)  the manner of payment selected by the Company;

                    (ii)  the information required by Section 3.8(e);

                    (iii) that the conditions to such manner of payment set forth in Section 3.8(d), as the case may be, have or will be complied with; and

                    (iv) whether the Company desires the Trustee to give the notice required by Section 3.8(e).

               (c) PURCHASE WITH CASH. On each Purchase Date, at the option of the Company, the Principal Amount of the Securities in respect of which a Purchase Notice pursuant to Section 3.8(a) has been given, or a specified percentage thereof, may be purchased by the Company with cash equal to the aggregate Purchase Price of such Securities. If the Company elects to purchase Securities with cash, notice as provided in Section 3.8(e) shall be sent to Holders (and to beneficial owners if required by applicable law, including without limitation, Rule 13e-4 ("RULE 13e-4", which term, as used herein, includes any successor provision thereto) under the Securities Exchange Act of 1934 (the "EXCHANGE ACT") not less than 20 Business Days prior to the Purchase Date (the "COMPANY NOTICE DATE").

               (d) PAYMENT BY ISSUANCE OF COMMON STOCK. On each Purchase Date, at the option of the Company, the Principal Amount of the Securities in respect of which a Purchase Notice pursuant to
          Section 3.8(a) has been given, or a specified percentage thereof, may be purchased by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing

          (i) the amount of cash to which the Securityholders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Securities in cash by (ii) the Market Price (as defined below) of a share of Common Stock, subject to the next succeeding paragraph.

               The Company will not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent, with one-half cent being rounded upward. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

               If the Company elects to purchase the Securities by the issuance of shares of Common Stock, notice as provided in Section 3.8(e) shall be sent to the Holders (and to beneficial owners if required by applicable law, including without limitation, Rule 13e-4) not later than the Company Notice Date.

               The Company's right to exercise its election to purchase the Securities pursuant to Section 3.8 through the issuance of shares of Common Stock shall be conditioned upon:

                    (i) the Company's not having given notice of an election to pay entirely in cash and its giving of timely notice of election to purchase all or a specified percentage of the Securities with Common Stock as provided herein;

                    (ii) the registration of the shares of Common Stock to be issued in respect of the payment of the Purchase Price under the Securities Act of 1933 (the "SECURITIES ACT") and the Exchange Act, in each case if required;

                    (iii) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration and compliance with other applicable federal securities laws; and

                    (iv) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this

               Indenture in payment of the Purchase Price in respect of the Securities, will be validly issued, fully paid and nonassessable and shall be free of any preemptive rights and any lien or adverse claim (provided that such Opinion of Counsel may state that, insofar as it relates to the absence of such preemptive rights, liens and adverse claims, it is given upon the best knowledge of such counsel), and, in the case of such Officers' Certificate, that conditions (i),
               (ii) and (iii) above have been satisfied and, in the case of such Opinion of Counsel, that conditions (ii) and (iii) (but only with respect to compliance with applicable federal securities laws) above have been satisfied.

          Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount of Securities and the Sale Price (as defined below) of a share of Common Stock on each of the seven Business Days prior to the Purchase Date. The Company may elect to pay in Common Stock only if the information necessary to calculate the Market Price is reported in THE WALL STREET JOURNAL or another daily newspaper of national circulation. If such conditions are not satisfied prior to or on the Purchase Date and the Company elected to purchase the Securities pursuant to this Section 3.8 through the issuance of shares of Common Stock, the Company shall pay the Purchase Price in cash.

               The "MARKET PRICE" means the average of the Sale Price of the Common Stock for the five Trading Day period ending on the third Trading Day prior to the related Purchase Date, appropriately adjusted to take into account the actual occurrence, during the seven Trading Days preceding such Purchase Date, of any event described in Section 11.6, 11.7 or 11.8; subject, however, to the conditions set forth in Sections 11.9 and 11.10.

               The "SALE PRICE" of the Common Stock on any date means the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional stock exchange, as reported by the National Association of Securities Dealers Automated Quotation System.

               (e) NOTICE OF ELECTION. The Company shall send notices of its election to purchase with cash or Common Stock or any combination thereof to the Holders (and to beneficial owners if required by applicable law, including without limitation, Rule 13e-4) in the manner provided in Section 12.2 at the times specified in Section 3.8(c) or (d), as applicable. Such notices shall state the manner of payment elected and shall contain the following information:

               In the event the Company has elected to pay the Purchase Price (or any specified percentage thereof) with Common Stock, the notice shall:

                    (1) state that each Holder will receive Common Stock with a Market Price determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the Securities held by such Holder (except for any cash amount to be paid in lieu of fractional shares); and

                    (2) state that because the Market Price of Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

               In any case, each notice shall include a form of Purchase Notice to be completed by the Securityholder and shall state:

                    (i)  the Purchase Price and Conversion Rate;

                    (ii) the name and address of the Paying Agent and the Conversion Agent and of the office or agency referred to in
               Section 4.5;

                    (iii) that Securities as to which a Purchase Notice has been given may be converted only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                    (iv) that Securities must be surrendered to the Paying Agent or to the office or agency referred to in Section 4.5 to collect payment;

                    (v) that the Purchase Price for any security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in (iv);

                    (vi) the procedures the Holder must follow to exercise rights under Section 3.8 and a brief description of those rights;

                    (vii)  briefly, the conversion rights of the
               Securities; and

                    (viii)  the procedures for withdrawing a Purchase
               Notice.

               At the Company's written request, the Trustee shall give such notice in the Company's name and at the Company's expense; PROVIDED, HOWEVER, that, in all cases, the text of such notice shall be prepared by the Company.

               Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 Principal Amount of Securities, the Company will publish such determination in THE WALL STREET JOURNAL or another daily newspaper of national circulation and furnish the Trustee with an affidavit of publication.

               (f) COVENANTS OF THE COMPANY. All shares of Common Stock delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

               The Company shall use its best efforts to list or cause to have quoted any shares of Common Stock to be issued to purchase Securities on each national securities exchange or over-the-counter or other domestic market on which any other shares of the Common Stock are then listed or quoted. The Company will promptly inform the Trustee in writing of any such listing.

               (g) PROCEDURE UPON PURCHASE. The Company shall deposit cash (in respect of a cash purchase under Section 3.8(c) or for fractional interests, as applicable) or shares of Common Stock, or any combination thereof, as applicable, at the time and in the manner as provided in Section 3.11, sufficient to pay the aggregate Purchase Price of all Securities to be purchased pursuant to this Section 3.8. As soon as practicable after the later of the Purchase Date and the date such Securities are surrendered to the Paying Agent or at the office or agency referred to in Section 4.5, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of such Common Stock on the Business Day following the related Purchase Date. Subject to Section 3.8(d), no payment or adjustment will be made for dividends on the Common Stock the record date for which occurred prior to the Purchase Date.

               (h) TAXES. If a Holder of a Security is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common

          Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.


               SECTION 3.9. PURCHASE OF SECURITIES AT OPTION OF THE HOLDER UPON CHANGE IN CONTROL. (a) If on or prior to June __, 1999 there shall have occurred a Change in Control, Securities shall be purchased, at the option of the Holder thereof, by the Company at the purchase price specified in paragraph 6 of the Securities (the "CHANGE IN CONTROL PURCHASE PRICE"), on the date that is 35 Business Days after the occurrence of the Change of Control (the "CHANGE IN CONTROL PURCHASE DATE"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.9(c).

               A "CHANGE IN CONTROL" shall be deemed to have occurred at such time as either of the following events shall occur:

                    (i) There shall be consummated any consolidation or merger of the Company (A) in which the Company is not the continuing or surviving corporation or (B) pursuant to which the Voting Stock (as defined below) of the Company would be converted into cash, securities or other property, in each case other than a consolidation or merger of the Company in which the holders of Voting Stock of the Company immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the Voting Stock of the surviving corporation immediately after such consolidation or merger; or

                    (ii) There is a report filed by any person, including that person's Affiliates and Associates, on Schedule 13D or 14D-1 (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person (for the purposes of this Section 3.9 only, the term "person" shall include a "person" within the meaning of Section 13(d)(3) or
               Section 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing) has become the beneficial owner (as the term "BENEFICIAL OWNER" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the voting power of the Company's Voting Stock then outstanding; PROVIDED, HOWEVER, that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on
               Schedule 13D (or any successor schedule, form or report) under the Exchange Act.

          Notwithstanding the foregoing provisions of this Section 3.9, a Change in Control shall not be deemed to have occurred if at any time the Company, any Subsidiary, any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary, or any person holding Voting Stock for or pursuant to the terms of any such employee benefit plan, files or becomes obligated to file a report under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 50% or otherwise.

               "VOTING STOCK" means, with respect to any person, the capital stock of such person having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

               "ASSOCIATE" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

               (b) Within 15 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of such Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners if required by applicable law, including without limitation, Rule 13e-4) and shall cause a copy of such notice to be published in THE WALL STREET JOURNAL or another daily newspaper of national circulation. The notice shall include a form of Change in Control Purchase Notice to be completed by the Securityholder and shall state:

                    (1) the events causing a Change in Control and the date of such Change in Control;

                    (2) the date by which the Change in Control Purchase Notice pursuant to this Section 3.9 must be given;

                    (3)  the Change in Control Purchase Date;

                    (4)  the Change in Control Purchase Price;

                    (5) the name and address of the Paying Agent and the Conversion Agent and the office or agency referred to in
               Section 4.5;

                    (6)  the Conversion Rate and any adjustments thereto;

                    (7) that Securities as to which a Change in Control Purchase Notice has been given may be converted into Common Stock only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                    (8) that Securities must be surrendered to the Paying Agent or the office or agency referred to in Section 4.5 to collect payment;

                    (9) that the Purchase Price for any Security as to which a Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Security as described in (8);

                    (10) the procedures the Holder must follow to exercise rights under this Section 3.9 and a brief description of those rights;

                    (11)  briefly, the conversion rights of the Securities;
               and

                    (12) the procedures for withdrawing a Change in Control Purchase Notice.

               (c) A Holder may exercise its rights specified in Section 3.9(a) upon delivery of a written notice of purchase (a "CHANGE IN CONTROL PURCHASE NOTICE") to the Paying Agent or to the office or agency referred to in Section 4.5 at any time prior to the close of business on the Change in Control Purchase Date, stating:

                    (1) the certificate number of the Security which the Holder will deliver to be purchased;

                    (2) the portion of the Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

                    (3) that such Security shall be purchased on the Change in Control Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities.

               The delivery of the Security, by hand or by registered mail prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements), to the Paying Agent at the offices of the Paying Agent or to the office or agency referred to in Section 4.5 shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; PROVIDED, HOWEVER, that such Change in Control Purchase Price shall be so paid pursuant to this Section 3.9 only if the Security so delivered to the Paying Agent or such office or agency shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

               The Company shall purchase from the Holder thereof, pursuant to this Section 3.9, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

               Any purchase by the Company contemplated pursuant to the provisions of this Section 3.9 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change in Control Purchase Date and the date such Securities are surrendered to the Paying Agent or at the office or agency referred to in Section 4.5.

               Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent or to the office or agency referred to in Section 4.5 the Change in Control Purchase Notice contemplated by this Section 3.9(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to or on the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent or to such office or agency in accordance with Section 3.10.

               The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

               SECTION 3.10. EFFECT OF PURCHASE NOTICE OR CHANGE IN CONTROL PURCHASE NOTICE. Upon receipt by the Paying Agent of the Purchase Notice or Change in Control Purchase Notice specified in
          Section 3.8(a) or Section 3.9(c), as applicable, the Holder of the Security in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Security. Such Purchase Price or Change in Control Purchase Price shall be paid to such Holder promptly following the later of (x) the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Security (provided the conditions in Section 3.8(a) or Section 3.9(c), as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent or to the office or agency referred to in Section
          4.5 by the Holder thereof in the manner required by Section 3.8(a) and (g) or Section 3.9(c), as applicable. Securities in respect of which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, as the case may be, unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

               A Purchase Notice or Change in Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent or to the office or agency referred to in Section 4.5 at any time on or prior to the Purchase Date or the Change in Control Purchase Date, as the case may be, specifying:

                    (1) the certificate number of the Security in respect of which such notice of withdrawal is being submitted;

                    (2) the Principal Amount of the Security with respect to which such notice of withdrawal is being submitted; and

                    (3) the Principal Amount, if any, of such Security which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

               A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 3.8(a)(1)(D) or (ii) a conditional withdrawal containing the information set forth in
          Section 3.8(a)(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

               There shall be no purchase of any Securities pursuant to Sections 3.8 (other than through the issuance of Common Stock) or

          3.9 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Securities).

               SECTION 3.11. DEPOSIT OF PURCHASE PRICE OR CHANGE IN CONTROL PURCHASE PRICE. Prior to 3:00 p.m. (local time in The City of New York) on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of cash in immediately available funds or securities, if expressly permitted hereunder, sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased.

               SECTION 3.12. SECURITIES PURCHASED IN PART. Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent or the office or agency referred to in
          Section 4.5 (with, if the Company or the Trustee so requires, due endorsement, or a written instrument of transfer in form satisfactory to the Company and the Trustee executed by the Holder or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not purchased.

               SECTION 3.13. COVENANT TO COMPLY WITH SECURITIES LAWS UPON PURCHASE OF SECURITIES. In connection with any offer to purchase or purchase of Securities under Section 3.8 or 3.9 hereof, the Company shall (i) comply with Rule 13e-4, if applicable, (ii) file the related Schedule 13E-4 (or any successor schedule, form or report) under the Exchange Act, if applicable, and (iii) otherwise comply with all Federal and state securities laws regulating the offer and delivery of shares of Common Stock upon purchase of the Securities (including positions of the SEC under applicable no-action letters) so as to permit the rights and obligations under Sections 3.8 and 3.9 to be exercised in the time and in the manner specified in Sections 3.8 and 3.9.

               SECTION 3.14. REPAYMENT TO THE COMPANY. The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock, together with interest on such cash, if any, or dividends on such shares of Common Stock, if any, (subject to the provisions of Section 7.1(f)) held by them for the payment of a Purchase Price or Change in Control Purchase Price, as the case may be, of the Securities that remain unclaimed as provided in paragraph 13 of the Securities; PROVIDED, HOWEVER, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 3.11 exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of the Securities or portions thereof to be purchased, then promptly after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provision of Section 7.1(f)).


                                      ARTICLE 4

                                      COVENANTS

               SECTION 4.1. PAYMENT OF SECURITIES. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price and interest, if any, shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, cash or securities, if expressly permitted hereunder, sufficient to pay all such amounts then due.

               The Company shall, to the extent permitted by law, pay interest on overdue amounts at the per annum rate of interest set forth in paragraph 1 of the Securities, which interest on overdue amounts shall accrue from the date such amounts were originally due and payable.

               SECTION 4.2. SEC REPORTS. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (or any such successor provisions thereto). In the event the Company is at any time no longer subject to the reporting requirements of
          Section 13 or 15(d) of the Exchange Act (or any such successor provisions), it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements, and the Trustee shall make any such reports available to Securityholders upon request. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a).

               SECTION 4.3.   COMPLIANCE CERTIFICATE; NOTICE OF DEFAULTS.
          (a) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 3l, 1994) an Officers' Certificate stating whether or not the signers know of any Default that occurred during such period. If they do, such Officers' Certificate shall describe the Default and its status.

               (b) The Company shall file with the Trustee written notice of the occurrence of any Default or Event of Default within five Business Days of its becoming aware of such Default or Event of Default.

               SECTION 4.4. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

               SECTION 4.5. MAINTENANCE OF OFFICE OR AGENCY. The Company will maintain in the Borough of Manhattan, The City of New York, in such location as may be required by the rules of any securities exchange or quotation system on which the Securities may from time to time be listed, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The corporate trust office of the Trustee in The City of New York, at which at any particular time its corporate trust business shall be administered, which office on the date hereof is located at One New York Plaza, 14th Floor, New York, N.Y. 10081, shall be such office or agency for all of the aforesaid purposes unless the Company shall maintain some other office or agency for such purposes and shall give prompt written notice to the Trustee and the Holders of the location, and any change of location, of such other office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.2.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York, for such purposes.


                                  ARTICLE 5

                            SUCCESSOR CORPORATION

     SECTION 5.1 WHEN COMPANY MAY MERGE OR TRANSFER ASSETS. The Company, in a single transaction or through a series of related transactions, shall not consolidate with or merge with or into any other person or transfer (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets to another person or group of affiliated persons, unless:

          (a)  either (1) the Company shall be the continuing corporation or
     (2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company are transferred (i) shall be a corporation, partnership or trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

          (b) immediately after giving effect to such transaction, and the assumption contemplated by clause (a) above, no Default or Event of Default shall have occurred and be continuing; and

          (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been satisfied.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another wholly owned Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of (i) a lease of its properties and assets substantially as an entirety and (ii) obligations the Company may have under a supplemental indenture pursuant to Section 11.14, the Company shall be discharged and released from all obligations and covenants under this Indenture and the Securities. The Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.


                                  ARTICLE 6

                            DEFAULTS AND REMEDIES

     SECTION 6.1.   EVENTS OF DEFAULT.  An "EVENT OF DEFAULT" occurs if:

          (1) the Company defaults in the payment of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise, whether or not such payment shall be prohibited by Article 10;

          (2) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (1) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

          (3) the Company pursuant to or within the meaning of any Bankruptcy Law:

               (A)  commences a voluntary case or proceeding;

               (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

               (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

               (D) makes a general assignment for the benefit of its creditors;

               (E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

               (F) consents to the filing of such petition or the appointment of or taking possession by a Custodian;

          (4) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company in an involuntary case or proceeding, or adjudicates the Company insolvent or bankrupt;

               (B) appoints a Custodian of the Company or for any substantial part of its property; or

               (C)  orders the winding up or liquidation of the Company;

     and the order or decree remains unstayed and in effect for 60 days;

          (5) the Company fails to deliver shares of Common Stock or pay cash in lieu thereof when such Common Stock or cash is required to be paid, as the case may be, following conversion of a Security; or

          (6) a default under any mortgage, indenture, or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Consolidated Subsidiary, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness, in an aggregate principal amount exceeding $25,000,000, becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, or there having been deposited in trust a sum of money sufficient to discharge in full such indebtedness, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Securities, a written notice specifying such default and requiring the

     Company to cause such indebtedness to be discharged, to cause there to be deposited in trust a sum sufficient to discharge in full such indebtedness or to cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder.

     "BANKRUPTCY LAW" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

     "CUSTODIAN" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     A Default under clause (2) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default within the time specified in clause (2) above after receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

     The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice and the lapse of time or both would become an Event of Default under clause (2), its status and what action the Company is taking or proposes to take with respect thereto.

     SECTION 6.2. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.1(3)or (4)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Issue Price and accrued Original Issue Discount to the date of declaration on all the Securities to be immediately due and payable, whereupon, such Issue Price and accrued Original Issue Discount shall be due and payable immediately, provided that, if an Event of Default specified in Section 6.1(3) or (4) occurs and is continuing, the Issue Price and accrued Original Issue Discount on all the Securities to the date of the occurrence of such Event of Default shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders, all of which are hereby waived by the Company. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Issue Price and accrued Original Issue Discount that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.7 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     SECTION 6.3. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Issue Price and accrued Original Issue Discount on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     SECTION 6.4. WAIVER OF PAST DEFAULTS. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (a) an Event of Default described in Section 6.1(1) or (5), (b) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected or (c) a Default under Article 11. When a Default is waived, it is deemed cured and shall cease to exist, but no such waiver shall extend to any subsequent or other Default or impair any consequent right,

     SECTION 6.5. CONTROL BY MAJORITY. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee shall have been provided with reasonable security or indemnity against such liability satisfactory to the Trustee.

     SECTION 6.6. LIMITATION ON SUITS. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense satisfactory to the Trustee;

          (4) the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and

          (5) the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

     A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

     SECTION 6.7. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, and to convert the Securities in accordance with Article 11 (including the right to receive cash in lieu of Common Stock upon conversion if the Company has elected to pay cash with respect thereto), or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of each such Holder.

     SECTION 6.8. COLLECTION SUIT BY TRUSTEE. If an Event of Default described in Section 6.1(1) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.7.

     SECTION 6.9. TRUSTEE MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (a) to file and prove a claim for the whole amount of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 6.10. PRIORITIES. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          FIRST:  to the Trustee for amounts due under Section 7.7;

          SECOND: to holders of Senior Indebtedness to the extent required by Article 10;

          THIRD: to Securityholders for amounts due and unpaid on the Securities for the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

          FOURTH:  the balance, if any, to the Company.

     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

     SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit initiated by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate Principal Amount of the Securities at the time outstanding.

     SECTION 6.12. WAIVER OF STAY, EXTENSION OR USURY LAWS. The Company covenants (to the extent it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law, wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company from paying all or any portion of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price in respect of the Securities, or any interest on any such amounts, as contemplated herein, or that may affect the covenants or the performance of this Indenture or the Securities; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                      ARTICLE 7

                                       TRUSTEE

               SECTION 7.1. DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

               (b)  Except during the continuance of an Event of Default:

                    (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

                    (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificate or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                    (1) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1;

                    (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                    (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
               Section 6.5.

               (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and
          (e) of this Section 7.1.

               (e) The Trustee may refuse to perform any duty or exercise any right or power hereunder or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

               (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder except as the Trustee may otherwise have agreed in writing with the Company.

               SECTION 7.2. RIGHTS OF TRUSTEE. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers Certificate or Opinion of Counsel.

               (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               (d) Subject to the provisions of Section 7.1(c), the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

               (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

               (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

               SECTION 7.3. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

               SECTION 7.4. TRUSTEE'S DISCLAIMER. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

               SECTION 7.5. NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default described in Section 6.1(1), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

               SECTION 7.6. REPORTS BY TRUSTEE TO HOLDERS. Within 60 days after each June 15 beginning with the June 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such June 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

               A copy of each report at the time of its mailing to Securityholders shall be provided to the Company and shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company agrees promptly to notify the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

               SECTION 7.7. COMPENSATION AND INDEMNITY. The Company agrees:

                    (a) to pay to the Trustee from time to time such compensation as shall have been agreed to in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not (to the extent permitted by law) be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                    (b) to reimburse the Trustee upon its request and, if required by the Company, submission of reasonable documentation for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                    (c)  to indemnify each of the Trustee or any
               predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based upon, measured or determined by the income of the Trustee), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

               The Trustee shall give the Company prompt notice of any claim or liability for which the Trustee might be entitled to indemnification under subparagraph (c) of this Section 7.7. To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee.

               The Company's payment obligations pursuant to this Section
          7.7 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(3) or (4), the expenses are intended to constitute expenses of administration under the Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.

               SECTION 7.8. REPLACEMENT OF TRUSTEE. The Trustee may resign by so notifying the Company; PROVIDED, HOWEVER, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.8. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee (subject to the consent of the Company, such consent not to be unreasonably withheld). The Company shall remove the Trustee if:

                    (1)  the Trustee fails to comply with Section 7.10;

                    (2)  the Trustee is adjudged bankrupt or insolvent;

                    (3) a receiver or other public officer takes charge of the Trustee or its property; or

                    (4)  the Trustee otherwise becomes incapable of acting.

               If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

               A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become me effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

               If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               SECTION 7.9. SUCCESSOR TRUSTEE BY MERGER. Except as otherwise provided in Section 7.8(4), if the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

               SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9). In determining whether the Trustee has conflicting interests as defined in TIA Section 310(b)(1), the provisions contained in the proviso to TIA Section 310(b)(1) shall be deemed incorporated herein.

               SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                      ARTICLE 8

                                DISCHARGE OF INDENTURE

               SECTION 8.1.   DISCHARGE OF LIABILITY ON SECURITIES.  When
          (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.7) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash or, if expressly permitted by the terms hereof, securities sufficient to pay at Stated Maturity the Principal Amount of all outstanding Securities (other than Securities replaced pursuant to Section 2.7), and if in either case the Company pays all other sums payable hereunder by the Company (including, without limitation, sums payable by delivery of shares of Common Stock pursuant to Section 3.8), then this Indenture shall, subject to
          Section 7.7, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

               SECTION 8.2. REPAYMENT TO THE COMPANY. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such return, may, at the expense of the Company, cause to be published once in THE WALL STREET JOURNAL or another daily newspaper of national circulation or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

                                      ARTICLE 9

                                      AMENDMENTS

               SECTION 9.1. WITHOUT CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder:

                    (1) to cure any ambiguity, omission, defect or inconsistency; PROVIDED, HOWEVER, that such amendment does not materially adversely affect the rights of any Securityholder;

                    (2)  to comply with Article 5 or Section 11.14;

                    (3) to provide for uncertificated Securities in addition to certificated Securities so long as such uncertificated Securities are in registered form for purposes of the Internal Revenue Code of 1986, as amended;

                    (4) to eliminate the Company's option to pay cash in lieu of delivering shares of Common Stock upon conversion of Securities (other than cash in lieu of fractional shares), except with respect to elections already made; or

                    (5) to make any change that does not adversely affect the rights of any Securityholder; or

                    (6) to make any change to comply with the TIA, or any amendment thereafter, or any requirement of the SEC in connection with the qualification of this Indenture under the TIA or any amendment thereof.

               SECTION 9.2. WITH CONSENT OF HOLDERS. With the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding, the Company and the Trustee may amend this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment or supplement to this Indenture or the Securities may not:

                    (1) make any change to the Principal Amount of Securities whose Holders must consent to an amendment;

                    (2) make any change to the rate of accrual in connection with Original Issue Discount, reduce the rate of interest referred to in paragraph 1 of the Securities or extend the time for payment of accrued Original Issue Discount or interest, if any, on any Security;

                    (3) reduce the Principal Amount or the Issue Price of or extend the Stated Maturity of any Security;

                    (4) reduce the amount of cash payable in respect of conversion upon the Company's election to pay cash with respect thereto, the Redemption Price, Purchase Price or Change in Control Purchase Price of any Security or extend the date on which the Purchase Price or Change in Control Purchase Price of any Security is payable;

                    (5) make any Security payable in money or securities other than that stated in the Security;

                    (6) make any change in Article 10 that adversely affects the rights of any Securityholder;

                    (7) make any change in Section 6.4 or this Section 9.2, except to increase any percentage referred to therein, or make any change in Section 6.7;

                    (8) make any change that adversely affects the right to convert any Security (including the right to receive cash in lieu of Common Stock except as set forth in Section 9.1(4));

                    (9) make any change that adversely affects the right to require the Company to purchase the Securities in accordance with the terms thereof and this Indenture (including the right to receive cash if the Company has elected to pay cash upon such purchase); or

                    (10) make any change to the provisions of this Indenture relating to the purchase of Securities at the option of the Holder pursuant to Section 3.8 or 3.9 which change would result in a violation of applicable federal or state securities laws (including positions of the SEC under applicable no-action letters), whether as a result of the exercise or performance of any rights or obligations under such provisions or otherwise.

               It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

               An amendment under this Section 9.2 or Section 9.1 may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the requisite holders of such Senior Indebtedness consent to such change pursuant to the terms of such Senior Indebtedness.

               After an amendment under this Section 9.2 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

               SECTION 9.3. COMPLIANCE WITH TRUST INDENTURE ACT. Every supplemental indenture executed pursuant to this Article shall comply with the TIA as then in effect.

               SECTION 9.4. REVOCATION AND EFFECT OF CONSENTS, WAIVERS AND ACTIONS. Until an amendment or waiver becomes effective, consent to it or any other action by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder, except as provided in Section 9.2.

               SECTION 9.5. NOTATION ON OR EXCHANGE OF SECURITIES. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

               SECTION 9.6. TRUSTEE TO SIGN SUPPLEMENTAL INDENTURES. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment the Trustee shall be entitled to receive, and (subject to the provisions of Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

               SECTION 9.7. EFFECT OF SUPPLEMENTAL INDENTURES. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                      ARTICLE 10

                                    SUBORDINATION

               SECTION 10.1. SECURITIES SUBORDINATE TO SENIOR INDEBTEDNESS. The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the indebtedness represented by the Securities and the payment of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, cash in respect of Purchase Price, Change in Control Purchase Price and interest, if any, in respect of each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

               SECTION 10.2. PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC. Upon any distribution of assets of the Company in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in money or money's worth, before the Holders of the Securities are entitled to receive any payment on account of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, cash in respect of the Purchase Price, Change in Control Purchase Price or interest, if any, in respect of the Securities, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Securities in any such case, proceeding, dissolution, liquidation or other winding up or event, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities.

               In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, Custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

               The consolidation of the Company with, or the merger of the Company into, another person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another person upon the terms and conditions set forth in Article 5 shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section if the person formed by such consolidation or into which the Company is merged or the person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall as part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article 5.

               SECTION 10.3. PRIOR PAYMENT OF SENIOR INDEBTEDNESS UPON ACCELERATION OF SECURITIES. In the event that any Securities are declared due and payable before their Stated Maturity, then and in such event the holders of Senior Indebtedness outstanding at the time such Securities so become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in money or money's worth, before the Holders of the Securities are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities) by the Company on account of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, in respect of the Securities or on account of the purchase or other acquisition of Securities.

               In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

               The provisions of this Section shall not apply to any payment with respect to which Section 10.2 would be applicable.

               SECTION 10.4. NO PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT. In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto, or in the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing, permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or in the event any judicial proceeding shall be pending with respect to any such default, then no payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities) of Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Change in Control Purchase Price or interest, if any, in respect of the Securities or on account of the purchase or other acquisition of Securities shall be made, nor may the Company pay cash with respect to the Purchase Price or upon conversion of any Securities (other than cash in lieu of fractional shares).

               In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall then have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

               The provisions of this Section shall not apply to any payment with respect to which Section 10.2 would be applicable.

               SECTION 10.5. PAYMENT PERMITTED IF NO DEFAULT. Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 10.2 or under the conditions described in Section 10.3 or 10.4, from making payments at any time of Principal Amount, Issue Price, accrued Original Issue

          Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, as the case may be, in respect of the Securities, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, as the case may be, in respect of the Securities or the retention of such payment by the Holders of the Securities, if, at the time of such application by the Trustee, the Trustee did not have actual knowledge that such payment would have been prohibited by the provisions of this Article.

               SECTION 10.6. SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS. Subject to payment in full of all Senior Indebtedness, the holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property and securities applicable to the Senior Indebtedness until the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, as the case may be, in respect of the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

               SECTION 10.7. PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Securities the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, as the case may be, in respect of the Securities as and when the same shall become due and payable in accordance with the terms of the Securities and this Indenture; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

               SECTION 10.8. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

               SECTION 10.9. NO WAIVER OF SUBORDINATION PROVISIONS. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

               Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;
          (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

               SECTION 10.10. NOTICE TO TRUSTEE. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.1, shall be entitled in all respects to assume that no such facts exist.

               Subject to the provision of Section 7.1, the Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

               SECTION 10.11. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 7.1, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, Custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

               SECTION 10.12. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

               SECTION 10.13. RIGHTS OF TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS; PRESERVATION OF TRUSTEE'S RIGHTS. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

               Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

               SECTION 10.14. ARTICLE APPLICABLE TO PAYING AGENTS. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; PROVIDED, HOWEVER, that Sections 10.10 and 10.12 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

               SECTION 10.15. CERTAIN CONVERSIONS DEEMED PAYMENT. For the purposes of this Article only, (1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article 11 shall not be deemed to constitute a payment or distribution on account of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price, or interest, if any, as the case may be, in respect of Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of principal of such Security. For the purposes of this Section, the term "junior securities" means (a) shares of any stock of any class of the Company and (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 11.


                                      ARTICLE 11

                                      CONVERSION

               SECTION 11.1. CONVERSION PRIVILEGE. A Holder of a Security may convert such Security into Common Stock at any time during the period stated in paragraph 9 of the Securities. The number of shares of Common Stock issuable upon conversion of a Security per $1,000 of Principal Amount thereof (the "CONVERSION RATE") shall be that set forth in paragraph 9 in the Securities, subject to adjustment as herein set forth. The Holders' right to convert Securities into Common Stock is subject to the Company's right to elect to instead pay such Holder the amount of cash set forth in the next succeeding sentence, in lieu of delivering such shares of Common Stock; PROVIDED, HOWEVER, that if such payment of cash is not allowed pursuant to the provisions of this Indenture or otherwise, the Company shall deliver shares of Common Stock (and cash in lieu of fractional shares of Common Stock) in accordance with this Article 11, whether or not the Company has delivered its notice of whether such Security shall be converted into Common Stock or cash pursuant to Section 11.2. The amount of cash to be paid per $1,000 Principal Amount of a Security upon conversion shall be equal to the Sale Price of a share of Common Stock on the Trading Day immediately prior to the related Conversion Date multiplied by the Conversion Rate in effect on such Trading Day.

               The Company shall not pay cash in lieu of delivering shares of Common Stock upon the conversion of any Security pursuant to the terms of this Article 11 (other than cash in lieu of fractional shares pursuant to Section 11.3) if there has occurred (prior to, on or after, as the case may be, the Conversion Date or the date on which the Company delivers its notice of whether such Security shall be converted into Common Stock or cash pursuant to Section 11.2) and is continuing an Event of Default (other than a default in such payment on such Securities).

               A Holder may convert a portion of the Principal Amount of a Security if the portion is $1,000 or an integral multiple of

          $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

               "AVERAGE SALE PRICE" means the average of the Sale Prices of the Common Stock for the shorter of:

                    (i) 30 consecutive Trading Days ending on the last full Trading Day prior to the Time of Determination with respect to the rights, options, warrants or distribution in respect of which the Average Sale Price is being calculated, or

                    (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, options or warrants or (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or distribution in respect of which the Average Sale Price is being calculated, or

                    (iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants, or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 11.6(4), 11.7 or
               11.8 and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, warrants, or options or distribution in respect of which the Average Sale Price is being calculated.

                    If the Ex-Dividend Time (or in the case of a
               subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which
               Section 11.6(l), (2), (3) or (5) applies occurs during the period applicable for calculating "Average Sale Price" pursuant to the definition in the preceding sentence, "Average Sale Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Common Stock during such period.

               "TIME OF DETERMINATION" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants, or options or a distribution, in each case, to which Sections 11.6(4), 11.7 and 11.8 apply and (ii) the time ("EX-DIVIDEND TIME") immediately prior to the commencement of "ex-dividend" trading for such rights, options, warrants or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted.

               SECTION 11.2. CONVERSION PROCEDURE. To convert a Security a Holder must satisfy the requirements in paragraph 9 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date (the "CONVERSION DATE"). Within two Business Days following the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, written notice of whether such Security shall be converted into Common Stock or cash. If the Company shall have notified the Holder that such Security shall be converted into Common Stock, the Company shall deliver to the Holder no later than the seventh Business Day following the Conversion Date, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 11.3. Except as provided in Section 11.1, if the Company shall have notified the Holder that such Security shall be converted into cash, the Company shall deliver to the Holder surrendering such Security the amount of cash payable upon such conversion on the fifth Business Day following such Conversion Date. Except as provided in Section 11.1, the Company may not change its election with respect to the consideration to be delivered upon conversion of a Security once the Company has notified the Holder in accordance with this paragraph.

               The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; PROVIDED, HOWEVER, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; PROVIDED, HOWEVER, that such conversion shall be at the Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security.

               Holders may surrender a Security for conversion by means of book entry delivery in accordance with paragraph 9 of the Securities and the regulations of the applicable book entry facility.

               No payment or adjustment will be made for dividends on any Common Stock except as provided in this Article 11. On conversion of a Security, that portion of accrued Original Issue Discount attributable to the period from the Issue Date of the Security to the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) or of cash, as the case may be, in exchange for the Security being converted pursuant to the provisions hereof.

               If the Holder converts more than one Security at the same time, the number of shares of Common Stock issuable or the amount of cash to be paid, as the case may be, upon the conversion shall be computed based on the total Principal Amount of the Securities converted.

               Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount to the unconverted portion of the Security surrendered.

               If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

               SECTION 11.3. FRACTIONAL SHARES. The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/1000th of a share by multiplying the Sale Price, on the last Trading Day prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent.

               SECTION 11.4. TAXES ON CONVERSION. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

               SECTION 11.5. COMPANY TO PROVIDE STOCK. The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities for shares of Common Stock.

               All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

               The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

               SECTION 11.6. ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. If, after the Issue Date, the Company:

                    (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                    (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

                    (3) combines its outstanding shares of Common Stock into a smaller number of shares;

                    (4) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock (other than Common Stock or rights, warrants or options for its Capital Stock); or

                    (5) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock),

          then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares or other units of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such action.

               The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

               If after an adjustment a Holder of a Security upon conversion of such Security may receive shares or other units of two or more classes or series of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class or series of Capital Stock as is contemplated by this
          Article 11 with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article 11.

               SECTION 11.7. ADJUSTMENT FOR RIGHTS ISSUE. If, after the Issue Date, the Company distributes any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock at a price per share less than the Sale Price as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

                                           O + N
                                       --------------
                         R' = O + R  x
                                       O + (N x P)
                                           -------
                                              M
          where:

               R' = the adjusted Conversion Rate.

               R  = the current Conversion Rate.

               O  = the number of shares of Common Stock outstanding on the record date for the distribution to which this Section
                    11.7 is being applied.

               N  = the number of additional shares of Common Stock offered pursuant to the distribution.

               P  = the offering price per share of such additional shares.

               M  = the Average Sale Price, MINUS, in the case of (i) a
                    distribution to which Section 11.6(4) applies or (ii) a distribution to which Section 11.8 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 11.7 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this
                    Section 11.7 applies, the fair market value (on the record date for the distribution to which this Section
                    11.7 applies) of (1) the Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 11.6(4) distribution, and (2) the assets of the Company or debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such Section 11.8 distribution.

          The Board of Directors shall determine fair market values for the purposes of this Section 11.7.

               The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section
          11.7 applies.

               No adjustment shall be made under this Section 11.7 if the application of the formula stated above in this Section 11.7 would result in value of R' that is equal to or less than the value of R.

               SECTION 11.8. ADJUSTMENT FOR OTHER DISTRIBUTIONS. If, after the Issue Date, the Company distributes to all holders of its Common Stock any of its assets or debt securities or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 11.6 and distributions of rights, warrants or options referred to in Section 11.7 and (y) cash dividends or other cash distributions that are paid out of consolidated current net earnings or earnings retained in the business as shown on the books of the Company unless such cash dividends or other cash distributions are Extraordinary Cash Dividends (as defined below)) the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this
          Section 11.8, in accordance with the formula:

                                                M
                                             -------
                                   R' =  R x
                                              M-F


          where:

               R' = the adjusted Conversion Rate.

               R  = the current Conversion Rate.

               M  = the Average Sale Price, MINUS, in the case of a
                    distribution to which Section 11.6(4) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this Section
                    11.8 applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 11.8 applies, the fair market value (on the record date for the distribution to which this Section 11.8 applies) of any Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 11.6(4) distribution.

               F  = the fair market value (on the record date for the
                    distribution to which this Section 11.8 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 11.8 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

          The Board of Directors shall determine fair market values for the purpose of this Section 11.8.

               The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 11.8 applies.

               For purposes of this Section 11.8, the term "EXTRAORDINARY CASH DIVIDEND" shall mean any cash dividend with respect to the Common Stock the amount of which, together with the aggregate amount of cash dividends on the Common Stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentages set forth in items (i) or (ii) below:

                    (i) If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend together with the amounts of all cash dividends on the Common Stock with Ex-Dividend Times occurring in the eighty-five (85) consecutive day period ending on the date prior to the Ex-Dividend Time, with respect to the cash dividend to which this provision is being applied equals or exceeds twelve and one-half percent (12.5%) of the average of the Sale Prices during the period beginning on the date after the first such Ex-Dividend Time in such period and ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Time occurring in such period, the period for calculating the average of the Sale Prices shall be the period commencing eighty-five (85) days prior to the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Time occurring in such eighty-five (85) day period shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 11.8, the value of "F" shall be equal to (w) the aggregate amount of such cash dividend together with the amounts of the other cash dividends with Ex-Dividend Times occurring in such period MINUS (x) the aggregate amount of such other cash dividends with Ex-Dividend Times occurring in such period for which a prior adjustment in the Conversion Rate was previously made under this Section 11.8.

                    (ii) If upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend together with the amounts of all cash dividends on the Common Stock with Ex-Dividend Times occurring in the three-hundred-sixty-five
               (365) consecutive day period ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied equals or exceeds twenty-five percent (25%) of the average of the Sale Prices during the period beginning on the date after the first such Ex-Dividend Time in such period and ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Time occurring in such period, the period for calculating the average of the Sale Prices shall be the period commencing three-hundred-sixty-five (365) days prior to the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Time occurring in such three-hundred-sixty-five (365) day period shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 11.8, the value of "F" shall be equal to (y) the aggregate amount of such cash dividend together with amounts of the other cash dividends with Ex-Dividend Times occurring in such period MINUS (z) the aggregate amount of such other cash dividends with Ex-Dividend Times occurring in such period for which a prior adjustment in the Conversion Rate was previously made under this Section 11.8.

               In the event that, with respect to any distribution to which this Section 11.8 would otherwise apply, the difference "M-F" as defined in the above formula is less than $1.00 or "F" is greater than "M", then the adjustment provided by this Section 11.8 shall not be made and in lieu thereof the provisions of Section 11.14 shall apply to such distribution.

               SECTION 11.9. WHEN ADJUSTMENT MAY BE DEFERRED. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

               All calculations under this Article 11 shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be, with one-half of a cent and 5/10,000 of a share being rounded upwards.

               SECTION 11.10. WHEN NO ADJUSTMENT REQUIRED. No adjustment need be made for a transaction referred to in Section 11.6, 11.7,
          11.8 or 11.14 if Securityholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

               No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

               No adjustment need be made for a change in the par value or no par value of the Common Stock.

               To the extent the Securities become convertible into cash pursuant to the terms of Section 11.6, 11.7, 11.8 or 11.14, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

               SECTION 11.11. NOTICE OF ADJUSTMENT. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

               SECTION 11.12. VOLUNTARY INCREASE. The Company from time to time may increase the Conversion Rate by any amount and for any period of time (PROVIDED, that such period is not less than 20 Business Days). Whenever the Conversion Rate is increased, the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

               A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Sections 11.6, 11.7 or 11.8.

               SECTION 11.13.  NOTICE OF CERTAIN TRANSACTIONS.  If:

                    (1) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 11.6,
               11.7 or 11.8 (unless no adjustment is to occur pursuant to Section 11.10); or

                    (2) the Company takes any action that would require a supplemental indenture pursuant to Section 11.14; or

                    (3) there is a liquidation or dissolution of the Company;

          then the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution of the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

               SECTION 11.14. REORGANIZATION OF COMPANY; SPECIAL DISTRIBUTIONS. If the Company is a party to a transaction subject to Section 5.1 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person) or a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

               The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and
          (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 11.
          The successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

               If this Section applies, neither Section 11.6 nor 11.7 applies.

               If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of Section 11.8, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 11.8, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Security is convertible, the kind and amount of assets, debt securities or rights, warrants or options comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

               SECTION 11.15.  COMPANY DETERMINATION FINAL.  Any
          determination that the Company or the Board of Directors must make pursuant to Section 11.3, 11.6, 11.7, 11.8, 11.9, 11.10,
          11.14 or 11.17 is conclusive.

               SECTION 11.16. TRUSTEE'S ADJUSTMENT DISCLAIMER. The Trustee has no duty to determine when an adjustment under this
          Article 11 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 11.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this
          Article 11. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 11.16 as the Trustee.

               SECTION 11.17. SIMULTANEOUS ADJUSTMENTS. If this Article 11 requires adjustments to the Conversion Rate under more than one of Sections 11.6, 11.7 or 11.8, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 11.6, second, the provisions of
          Section 11.8 and, third, the provisions of Section 11.7.

               SECTION 11.18. SUCCESSIVE ADJUSTMENTS. After an adjustment to the Conversion Rate under this Article 11, any subsequent event requiring an adjustment under this Article 11 shall cause an adjustment to the Conversion Rate as so adjusted.


                                      ARTICLE 12

                                    MISCELLANEOUS

               SECTION 12.1. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

               SECTION 12.2. NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows:

                    if to the Company:

                         ALZA Corporation
                         950 Page Mill Road
                         Palo Alto, California 94303
                         Attention:  Vice President, Legal

                    if to the Trustee:

                         The Chase Manhattan Bank, N.A.
                         One New York Plaza, 14th Floor
                         New York, NY  10081
                         Attention:  Corporate Trust Administration
                         Division

               The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

               Any notice or communication given to a Securityholder shall be mailed by first-class mail to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

               Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

               If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

               SECTION 12.3. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

               SECTION 12.4. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                    (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                    (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

               SECTION 12.5. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                    (1) a statement that each person making such Officers Certificate or Opinion of Counsel has read such covenant or condition;

                    (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

                    (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                    (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

               SECTION 12.6. SEPARABILITY CLAUSE. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               SECTION 12.7. RULES BY TRUSTEE, PAYING AGENT, CONVERSION AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of the Securityholders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

               SECTION 12.8. LEGAL HOLIDAYS. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and to the extent applicable no Original Issue Discount or interest, if any, shall accrue for the intervening period.

               SECTION 12.9. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

               SECTION 12.10. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.
          By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

               SECTION 12.11. SUCCESSORS. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

               SECTION 12.12. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                                      SIGNATURES

               IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                             ALZA CORPORATION


                                             By
                                               -----------------------------
                                               Title:


          Attest:


          --------------------------
          Title:


          [SEAL]


                                             THE CHASE MANHATTAN BANK,
                                             N.A., as Trustee


                                             By
                                                ----------------------------
                                                Title:

          Attest:



          --------------------------
          Title:


          [SEAL]

                                                                      EXHIBIT A


                                   [FORM OF FACE OF LYON]






                                   ALZA CORPORATION

                          LIQUID YIELD OPTION -TM- NOTE DUE 2014
                            (ZERO COUPON -- SUBORDINATED)

          No.

          Issue Date:               June __, 1994
          Issue Price:              $______
          Original Issue Discount:  $______
          (for each $1,000 Principal Amount)


               ALZA Corporation, a Delaware corporation, promises to pay
          to                               , or registered assigns, the
          Principal Amount of                                 Dollars on
          June __, 2014.

               This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

               Additional provisions of this Security are set forth on the other side of this Security.

                                             ALZA CORPORATION


                                             By
                                               ---------------------------
                                               Title:


                                             ------------------------------
                                                       Secretary

                                             [SEAL]

          TRUSTEE'S CERTIFICATE OF
            AUTHENTICATION

          Date of Authentication:            THE CHASE MANHATTAN BANK,
                                             N.A., as Trustee, certifies
                                             that this is one of the
                                             Securities referred to in the
                                             within mentioned Indenture.


                                             By
                                               ---------------------------
                                                  Authorized Signatory


































          ____________________

            -TM-Trademark of Merrill Lynch & Co., Inc.

                           [FORM OF REVERSE SIDE OF LYON -TM-]

                          LIQUID YIELD OPTION -TM- NOTE DUE 2014
                            (ZERO COUPON -- SUBORDINATED)



          1.   INTEREST

               This Security shall not bear interest, except that if the Principal Amount hereof or any portion of such Principal Amount is not paid when due (whether upon acceleration pursuant to Section 6.2 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of a Purchase Price or Change in Control Purchase Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Security) or if cash or shares of Common Stock in respect of a conversion of this Security in accordance with the terms of Article 11 of the Indenture is not paid or delivered, as the case may be, when due, then in each such case the overdue amount shall bear interest at the rate of ___% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

               Original Issue Discount (the difference between the Issue Price and the Principal Amount of the Security), in the period during which a Security remains outstanding, shall accrue at ___% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, commencing on the Issue Date of this Security.

          2.   METHOD OF PAYMENT

               Subject to the terms and conditions of the Indenture, ALZA Corporation (the "Company") will make payments in respect of the Securities to the persons who are registered Holders of Securities at the close of business on the Business Day preceding the Redemption Date or Stated Maturity, as the case may be, or at the close of business on a Purchase Date or Change in Control Purchase Date, as the case may be. Holders must surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of The United States of America that at the time of payment is legal tender for payment of public and private debts. However, the
          ____________________

           -TM-Trademark of Merrill Lynch & Co., Inc.

          Company may make such cash payments by check payable in such money.

          3.   PAYING AGENT, CONVERSION AGENT AND REGISTRAR

               Initially, The Chase Manhattan Bank, N.A., a banking association incorporated and existing under the laws of The United States of America, as trustee (the "TRUSTEE"), will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar (with the consent of the Trustee), upon notice to the Trustee and the Holders. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

          4.   INDENTURE

               The Company issued the Securities under an Indenture, dated as of June 1, 1994 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture, except as provided in Section 9.3 of the Indenture (the "TIA"). Capitalized terms used herein or on the face hereof and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

               The Securities are general unsecured obligations of the Company limited to $___,000,000 aggregate Principal Amount (subject to Sections 2.2 and 2.7 of the Indenture) plus Securities not exceeding $___,___,000 aggregate Principal Amount sold pursuant to the Over-allotment Option. The Indenture does not limit other indebtedness of the Company, secured or unsecured, including Senior Indebtedness.

          5.   REDEMPTION AT THE OPTION OF THE COMPANY

               No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Prices set forth below, PROVIDED, that the Securities are not redeemable prior to June __, 1999.

               The table below shows the Redemption Prices of a Security per $1,000 Principal Amount on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated to each such date. The Redemption Price of a Security redeemed between such dates would include an additional amount reflecting the additional Original Issue Discount accrued from and including the next preceding date in the table to but excluding the date of such redemption.


                                                     (1)         (2)            (3)
                                                               ACCRUED
                                                               ORIGINAL
                                                    LYON        ISSUE       REDEMPTION
                                                    ISSUE      DISCOUNT        PRICE
            REDEMPTION DATE                         PRICE      AT     %      (1) + (2)
            ---------------                         -----      --------     ----------
            June __, 1999  . . . . . . . . . . .      $
            June __, 2000  . . . . . . . . . . .
            June __, 2001  . . . . . . . . . . .
            June __, 2002  . . . . . . . . . . .
            June __, 2003  . . . . . . . . . . .
            June __, 2004  . . . . . . . . . . .
            June __, 2005  . . . . . . . . . . .
            June __, 2006  . . . . . . . . . . .
            June __, 2007  . . . . . . . . . . .
            June __, 2008  . . . . . . . . . . .
            June __, 2009  . . . . . . . . . . .
            June __, 2010  . . . . . . . . . . .
            June __, 2011  . . . . . . . . . . .
            June __, 2012  . . . . . . . . . . .
            June __, 2013  . . . . . . . . . . .
            At Stated Maturity  . . . . . . . .                             1,000.00



          6.   PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER

               Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture. Such Purchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof.


                 PURCHASE DATE              PURCHASE PRICE
                 -------------              --------------
               June __, 1999                  $
               June __, 2004
               June __, 2009


               Subject to the terms and conditions of the Indenture, if any Change in Control occurs on or prior to June __, 1999, the Company shall, at the option of the Holders, purchase all

          Securities for which a Change in Control Purchase Notice shall have been delivered as provided in the Indenture and not withdrawn, on the date that is 35 Business Days after the occurrence of such Change in Control, for a Change in Control Purchase Price equal to the Issue Price plus accrued Original Issue Discount to the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash.

               Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

               If cash (or securities if expressly permitted under the Indenture) sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, Original Issue Discount ceases to accrue on such Securities (or portions thereof) on and after such date, and the Holders thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, upon surrender of such Security).

          7.   NOTICE OF REDEMPTION

               Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after such date Original Issue Discount ceases to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount may be redeemed in part but only in integral multiples of $1,000 of Principal Amount.

          8.   SUBORDINATION

               The Securities are subordinated to all existing and future Senior Indebtedness. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Indenture does not limit the present or future amount of Senior Indebtedness the Company may have. The Company agrees, and each securityholder by accepting a Security agrees, to the subordination and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

          9.   CONVERSION

               Subject to the second and third succeeding sentences, a Holder of a Security may convert it into Common Stock of the Company at any time before the close of business on June __, 2014; PROVIDED, HOWEVER, that if a Security is called for redemption, the Holder may convert it at any time before the close of business on the Redemption Date. The number of shares of Common Stock to be delivered upon conversion of a Security into Common Stock per $1,000 of Principal Amount shall be equal to the Conversion Rate. A Holders' right to convert Securities into Common Stock is subject to the Company's right to elect to pay such Holder surrendering a Security pursuant to Article 11 of the Indenture an amount of cash as set forth in the next succeeding sentence, in lieu of delivering such shares of Common Stock. The amount of cash to be paid per $1,000 of Principal Amount of a Security upon conversion of such Security shall be equal to the Sale Price of a share of Common Stock on the Trading Day immediately prior to the related Conversion Date multiplied by the Conversion Rate in effect on such Trading Day. A Security in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

               The initial Conversion Rate is _____ shares of Common Stock per $1,000 Principal Amount, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

               To convert a Security a Holder must (i) complete and manually sign the conversion notice on the back of the Security (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent (or the office or agency referred to in Section 4.5 of the Indenture) or, if applicable, complete and deliver to The Depository Trust Company ("DTC", which term includes any successor thereto) the appropriate instruction form for conversion pursuant to DTC's book entry conversion program, (ii) surrender the Security to a Conversion Agent by physical or book entry delivery (which is not necessary in the case of conversion pursuant to DTC's book entry conversion program), (iii) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (iv) pay any transfer or similar tax, if required. Book entry delivery of a Security to a Conversion Agent may be made by any financial institution that is a participant in DTC; conversion through DTC's book entry conversion program is available for any security that is held in an account maintained at DTC by any such participant.

               A Holder may convert a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Security, that portion of accrued Original Issue Discount attributable to the period from the Issue Date to the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed paid in full to the Holder thereof through the delivery of the Common Stock in exchange for the Security being converted pursuant to the terms hereof.

               The Conversion Rate will be adjusted for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days at less than the Sale Price at the Time of Determination; and distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions). However, no adjustment need be made if Securityholders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

               If the Company is a party to a consolidation, merger or binding share exchange of the type specified in the Indenture, or certain transfers of all or substantially all of its assets to another person, or in certain other circumstances described in the Indenture, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

          10.  CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION

               Any Securities called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders and to make payment for such Securities to the Trustee in trust for such Holders.

          11.  DENOMINATIONS; TRANSFER; EXCHANGE

               The Securities are in registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

          12.  PERSONS DEEMED OWNERS

               The registered Holder of this Security may be treated as the owner of this Security for all purposes.

          13.  UNCLAIMED MONEY OR SECURITIES

               The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such return, may at the expense of the Company cause to be published once in THE WALL STREET JOURNAL or another newspaper of national circulation or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

          14.  AMENDMENT; WAIVER

               Subject to certain exceptions set forth in the Indenture,
          (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or to comply with Article 5 or Section 11.14 of the Indenture or to make any change that does not adversely affect the rights of any Securityholder.

          15.  DEFAULTS AND REMEDIES

               Under the Indenture, Events of Default include (i) default in payment of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable; (ii) failure by the Company to deliver shares of Common Stock or pay cash in lieu thereof when such Common Stock or cash is required to be delivered or paid, as the case may be, following conversion of a Security; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iv) default under any mortgage, indenture or instrument under which there maybe issued or by which there may be secured or evidenced any indebtedness for money borrowed of the Company, which default shall have resulted in such indebtedness, in an aggregate principal amount exceeding $25,000,000, becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable without such indebtedness being discharged or such acceleration having been rescinded or annulled, or there having been deposited in trust a sum of money sufficient to discharge such indebtedness within a period of 30 days after the giving of a Notice of Default; or (v) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

               Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) above) if it determines that withholding notice is in their interests.

          16.  TRUSTEE DEALINGS WITH THE COMPANY

               Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

          17.  NO RECOURSE AGAINST OTHERS

               A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

          18.  AUTHENTICATION

               This Security shall not be valid until an authorized signatory of the Trustee manually signs the Certificate of Authentication on the other side of this Security.

          19.  ABBREVIATIONS

               Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common) and CUST (=custodian), and UNIF TRANS MIN ACT (=Uniform Transfers to Minors Act).

          20.  GOVERNING LAW

               THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                                  _________________

               The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                    ALZA Corporation
                    950 Page Mill Road, P.O. Box 10950
                    Palo Alto, California 94303-0802
                    Attention: Corporate and Investor Relations

                 ASSIGNMENT FORM               CONVERSION NOTICE

          To assign this Security, fill     To convert this Security into
          in the form below:                Common Stock of the
                                            Company, check the box:

          I or we assign and transfer                    ----
          this Security to                               :  :
                                                         :  :
             -----------------------                     ----
             :                     :
             -----------------------        To convert only part of this
                                            Security, state the Principal
                                            Amount at Maturity to be converted
             (Insert assignee's soc.        (which must be $1,000 or an
               sec. or tax ID no.)          integral multiple of $1,000):
                                               -----------------------
          ------------------------------       :$                    :
                                               -----------------------
          ------------------------------
                                            If you want the share
          ------------------------------    certificate made out in
                                            another person's name, fill
          ------------------------------    in the form below:
          (Print or type assignee's
          name, address and zip code)          -----------------------
                                               :                     :
          and irrevocably appoint              -----------------------
                               agent           (Insert other person's
          ---------------------                soc. sec. or tax ID no.)
          to transfer this Security on
          the books of the Company.         ------------------------------
          The agent may substitute
          another to act for him.           ------------------------------

                                            ------------------------------

                                            ------------------------------
                                            (Print or type other person's
                                            name, address and zip code)

- --------------------------------------------------------------------------


          Date:                   Your Signature:
               ------------------                ------------------------

          (Sign exactly as your name appears on the other side of this Security)

          21/06821LTC.490